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                   Consent of Moore Stephens Lovelace, P.L.
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in this  Registration  Statement on
Form S-8 and related prospectus of QPQ Corporation, for the registration of 1,000,000 shares of its common stock, of our report dated March 27, 1997, with respect to the consolidated financial statements of QPQ Corporation and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                          MOORE STEPHENS LOVELACE, P.L.
                                          Certified Public Accountants


Orlando, Florida
September 30, 1997